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                                                                     EXHIBIT 3.1

                     RESTATED CERTIFICATE OF INCORPORATION

                                      OF

                             THE WISER OIL COMPANY

     The Wiser Oil Company, a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies as follows:

     1. The present name of the Corporation is The Wiser Oil Company. The Corporation was originally incorporated under the name Petex-Wiser Corporation, the original Certificate of Incorporation having been filed with the Secretary of State of Delaware on September 16, 1970.

     2. The within Restated Certificate of Incorporation restates and integrates and also further amends the provisions of the Corporation's Certificate of Incorporation as heretofore amended or supplemented. The within Restated Certificate of Incorporation was duly adopted in accordance with the provisions of Section 242 and Section 245 of the General Corporation Law of the State of Delaware.

     3. The text of the Corporation's Certificate of Incorporation as heretofore amended or supplemented is hereby restated and further amended to read in its entirety as follows:

     First: The name of the Corporation is The Wiser Oil Company.

     Second: The address of the Corporation's registered office in the State of Delaware is 1209 Orange Street, City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

     Third: The nature of the business and purposes to be conducted and promoted by the Corporation is to conduct any lawful business, to promote any lawful purpose and to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

     Fourth: The aggregate number of shares of all classes of capital stock which the Corporation shall have authority to issue is 31,300,000 shares, of which 30,000,000 shares shall be Common Stock of the par value of $.01 per share and 1,300,000 shares shall be Preferred Stock of the par value of $10 per share. Upon the filing of this Restated Certificate of Incorporation with the Secretary of State of Delaware, each outstanding and treasury share of Common Stock, par value $3 per share, of the Corporation is hereby immediately and automatically reclassified as and converted into one outstanding or treasury share of new Common Stock of the par value of $.01 per share. Each person who, at the time of such filing, is the holder of a certificate or certificates evidencing shares of the then outstanding Common Stock of the Corporation will thereafter be entitled, upon surrendering such person's certificates to the Corporation at its principal place of business, to receive in exchange therefor one or more
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certificates representing the number of shares of the new Common Stock of the
Corporation into which such person's aggregate number of shares of Common Stock will have been so reclassified and converted.

     The Preferred Stock may be issued from time to time in one or more series. Each series of Preferred Stock shall be distinctively designated by letter or descriptive words. All series of Preferred Stock shall rank equally and be identical in all respects except as set forth in the resolutions of the Board of Directors of the Corporation providing for the issue of such stock.

     Authority is hereby expressly vested in the Board of Directors from time to time to issue the Preferred Stock as Preferred Stock of any series, and in connection with the creation of each such series to fix by resolution or resolutions providing for the issue of shares thereof the voting powers, if any, the designation, the preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions, of such series to the full extent now or hereafter permitted by the laws of the State of Delaware.

     Fifth: The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation and for the purpose of creating, defining, limiting and regulating the powers of the Corporation and its directors and stockholders:

          (a) Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

          (b) The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Restated Certificate of Incorporation, and to merge, sell its assets and take other corporate action, to the extent and in the manner now or hereafter permitted or prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

     Sixth: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorgani zation of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on

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all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

     Seventh:

     Section 7.1. Management of Business and Affairs. The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors.

     Section 7.2. Composition of Board. The Board of Directors shall be comprised as follows:

          (a) Number. The whole Board of Directors shall consist of such number of persons, not less than 3 nor more than 14, as may from time to time be determined by the Board pursuant to a resolution adopted by a two-thirds vote of all the directors in office.

          (b) Classification; Term of Office. Beginning with the Board of Directors to be elected at the annual meeting of stockholders to be held in 1985, the directors shall be classified, in respect to the time for which they shall severally hold office, by dividing them into three classes, each such class to be as nearly equal in number as possible. At the annual meeting of stockholders to be held in 1985, separate elections shall be held for the directors of each class, the term of office of directors of the first class to expire at the first annual meeting after their election; the term of office of the directors of the second class to expire at the second annual meeting after their election; and the term of office of the directors of the third class to expire at the third annual meeting after their election. At each succeeding annual meeting, the stockholders shall elect directors of the class whose term then expires, to hold office until the third succeeding annual meeting. Each director shall hold office for the term for which elected and until his or her successor is elected and qualified or until his or her earlier resignation or removal.

          (c) Removal of Directors. Stockholders may remove a director or the entire Board of Directors from office at any time only for cause and only by vote of two-thirds of the Voting Power of the outstanding shares of Voting Stock of the Corporation, voting together as a single class. The term "Voting Stock" at any time shall mean the outstanding shares of capital stock of the Corporation entitled to vote at its next annual election of directors (without consideration of the rights of any class of stock other than the Common Stock to elect directors by a separate class vote); and a specified percentage of "Voting Power", with reference to any matter being voted upon by the stockholders, shall mean such number of shares of stock as shall enable the holders thereof to cast such percentage of the total number of votes entitled to be cast by holders of shares entitled to vote thereon.

          (d) Vacancies. Vacancies in the Board of Directors, including newly created directorships resulting from an increase in the number of directors, shall be filled only by a two-thirds vote of all the directors in office. All directors elected to fill vacancies shall hold office for a term expiring at the annual meeting of stockholders at which the term of the class to which they have been elected expires. No decrease in the number of directors constituting the Board of Directors shall shorten the term of an incumbent director.

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          (e)  Preferred Stock Directors. If at any time the holders of any class or series of Preferred Stock shall have the right, voting separately as a class, to elect one or more directors of the Corporation, none of the foregoing provisions of this Section 7.2 shall apply with respect to the director or directors elected by such holders of Preferred Stock.

     Eighth:

     Section 8.1. Bylaws. The Board of Directors shall have the power to adopt, amend or repeal Bylaws of the Corporation, except to the extent that Bylaws adopted by the stockholders may otherwise provide. No Bylaws may be adopted, amended or repealed by the stockholders unless such action is approved by the vote of two-thirds of the Voting Power of the outstanding shares of Voting Stock of the Corporation, voting together as a single class.

     Section 8.2. Amendments to Restated Certificate of Incorporation. Subject to the voting rights given to any particular class or series of Preferred Stock by the Board of Directors pursuant to Article Fourth of this Restated Certificate of Incorporation, and except as may be specifically provided to the contrary in any other provision in this Restated Certificate of Incorporation with respect to amendment or repeal of such provision, the vote of two-thirds of the Voting Power of the outstanding shares of Voting Stock of the Corporation, voting together as a single class, shall be required to amend the provisions of Articles Seventh and Eighth of this Restated Certificate of Incorporation or delete any provision of such Articles.

     Section 8.3. Stockholder Meetings. Subject to the rights of the holders of any class or series of Preferred Stock to take action separately as a class, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of such stockholders and may not be effected without a meeting by any consent in writing by such stockholders. Except as otherwise required by law and subject to the rights of the holders of any class or series of Preferred Stock, special meetings of stockholders of the Corporation may be called only by the Chairman of the Board, the President or the Board of Directors.

     Ninth: To the fullest extent permitted by the General Corporation Law of the State of Delaware as the same now exists or may hereafter be amended, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

     Tenth:

     Section 10.1. Indemnification of Directors and Officers. Except as prohibited by law, every director and officer of the Corporation shall be entitled as a matter of right to be indemnified by the Corporation against all expenses and liability (as those terms are defined below in this Section 10.1) incurred by such person in connection with any actual or threatened claim, action, suit or proceeding, civil, criminal, administrative, investigative or other, whether brought by or in the right of the Corporation or otherwise, in which such person may be involved, as a party or otherwise, by reason of such person being or having been a director or officer of the Corporation or of a subsidiary of the Corporation or by reason of the fact that such person is or was serving at the request of the Corporation as a director, officer, employee,

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fiduciary or other representative of another corporation, partnership, joint venture, trust, employee benefit plan or other entity (such claim, action, suit or proceeding hereinafter being referred to as "Action"); provided, however, that no such right to indemnification shall exist with respect to an Action brought by an indemnitee (as defined below) against the Corporation (an "Indemnitee Action") except as provided in the last sentence of this Section
10.1. Persons who are not directors or officers of the Corporation may be similarly indemnified in respect of service to the Corporation or to another such entity at the request of the Corporation to the extent the Board of Directors of the Corporation at any time designates any of such persons as entitled to the benefits of this Article Tenth. As used in this Article Tenth, "indemnitee" shall include each director and officer of the Corporation and each other person designated by the Board of Directors of the Corporation as entitled to the benefits of this Section 10.1; "expenses" means all expenses actually and reasonably incurred, including fees and expenses of counsel selected by an indemnitee, and "liability" means all liability incurred, including the amounts of any judgments, excise taxes, fines or penalties and any amounts paid in settlement. An indemnitee shall be entitled to be indemnified pursuant to this
Section 10.1 against expenses incurred in connection with an Indemnitee Action only if (i) the Indemnitee Action is instituted under Section 10.3 of this Article Tenth and the indemnitee is successful in whole or in part in such Indemnitee Action, (ii) the indemnitee is successful in whole or in part in another Indemnitee Action for which expenses are claimed or (iii) the indemnification for expenses is included in the settlement of, or is awarded by a court in, such other Indemnitee Action.

     Section 10.2. Right to Advancement of Expenses. Every indemnitee shall be entitled as a matter of right to have the expenses of the indemnitee in defending any Action or in bringing and pursuing any Indemnitee Action under
Section 10.3 of this Article Tenth paid in advance by the Corporation prior to final disposition of the Action or Indemnitee Action provided that the Corporation receives a written undertaking by or on behalf of the indemnitee to repay the amount advanced if it should ultimately be determined that the indemnitee is not entitled to be indemnified for the expenses.

     Section 10.3. Right of Indemnitee to Bring Action. If a written claim for indemnification under Section 10.1 of this Article Tenth or for advancement of expenses under Section 10.2 of this Article Tenth is not paid in full by the Corporation within 30 days after the claim has been received by the Corporation, the indemnitee may at any time thereafter bring an Indemnitee Action to recover the unpaid amount of the claim and, if successful in whole or in part, the indemnitee shall also be entitled to be paid the expense of bringing and pursuing such Indemnitee Action. The only defense to an Indemnitee Action to recover on a claim for indemnification under Section 10.1 of this Article Tenth shall be that the conduct of the indemnitee was such that under Delaware law the Corporation is prohibited from indemnifying the indemnitee for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel and stockholders) to have made a determination prior to the commencement of such Indemnitee Action that indemnification of the indemnitee is proper in the circumstances, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or stockholders) that the conduct of the indemnitee was such that indemnification is prohibited by Delaware law, shall be a defense to such Indemnitee Action or create a presumption that the conduct of the indemnitee was such that indemnification is prohibited by Delaware law. The only defense to an Indemnitee Action to recover on a claim for advancement of expenses under

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Section 10.2 of this Article Tenth shall be failure by the indemnitee to provide the undertaking required by Section 10.2 of this Article Tenth.

     Section 10.4. Funding and Insurance. The Corporation may create a trust fund, grant a security interest, cause a letter of credit to be issued or use other means (whether or not similar to the foregoing) to ensure the payment of all sums required to be paid by the Corporation to effect indemnification as provided in this Article Tenth. The Corporation may purchase and maintain insurance to protect itself and any indemnitee against any expenses or liability incurred by the indemnitee in connection with any Action, whether or not the Corporation would have the power to indemnify the indemnitee against the expenses or liability by law or under the provisions of this Article Tenth.

     Section 10.5. Non-Exclusivity; Nature and Extent of Rights. The rights to indemnification and advancement of expenses provided for in this Article Tenth shall (i) not be deemed exclusive of any other rights, whether now existing or hereafter created, to which any indemnitee may be entitled under any agreement, provision in the Restated Certificate of Incorporation or Bylaws of the Corporation, vote of stockholders or disinterested directors or otherwise, (ii) be deemed to create contractual rights in favor of each indemnitee who serves the Corporation at any time while this Section 10.5 is in effect (and each such indemnitee shall be deemed to be so serving in reliance on the provisions of this Section 10.5), (iii) continue as to each indemnitee who has ceased to have the status pursuant to which the indemnitee was entitled or was denominated as entitled to indemnification under this Article Tenth and shall inure to the benefit of the heirs and legal representatives of each indemnitee and (iv) be applicable to Actions commenced after this Article Tenth becomes effective, whether arising from acts or omissions occurring before or after this Article Tenth becomes effective. Any amendment or repeal of this Article Tenth or adoption of any Bylaw of the Corporation or other provision of the Restated Certificate of Incorporation of the Corporation which has the effect of limiting in any way the rights to indemnification or advancement of expenses provided for in this Article Tenth shall operate prospectively only and shall not affect any action taken, or any failure to act, by an indemnitee prior to such amendment, repeal, Bylaw or other provision becoming effective.

     Section 10.6. Partial Indemnity. If an indemnitee is entitled under any provision of this Article Tenth to indemnification by the Corporation for some or a portion of the expenses or liabilities incurred by the indemnitee in the preparation, investigation, defense, appeal or settlement of any Action or Indemnitee Action but not, however, for the total amount thereof, the Corporation shall indemnify the indemnitee for the portion of such expenses or liabilities to which the indemnitee is entitled.

     ELEVENTH: This Restated Certificate of Incorporation integrates without further amendment hereby and shall be deemed to include the Certificate of Designation, Preferences and Rights of Series B Preferred Stock of The Wiser Oil Company filed with the Secretary of State of Delaware on November 12, 1993.

     IN WITNESS WHEREOF, the Corporation has caused this Restated Certificate of Incorporation to be signed this 25th day of May, 2000.

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                             THE WISER OIL COMPANY


                             By:  /s/ Andrew J. Shoup, Jr.
                                ------------------------------
                                Name:   Andrew J. Shoup, Jr.
                                     -------------------------
                                Title:  President
                                      ------------------------

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